Homestead Funds, Inc.
Certification of Periodic Financial Report

	The undersigned, Peter R. Morris, being the duly elected and acting President of Homestead Funds, Inc. (the "Fund"), a Maryland corporation, does hereby certify that the Fund's financial information that is required to be filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, which is contained under Items 72-74 of the Fund's semiannual report on Form N-SAR, as filed with the Securities and Exchange Commission on August 28, 2002, fairly presents, in all material respects, the financial conditions and results of operations of the Fund.

	Witness my hand this 28th day of August, 2002.



/s/Peter R. Morris
______________________
Peter R. Morris
President




Homestead Funds, Inc.
Certification of Periodic Financial Report

	The undersigned, Sheri Cooper, being the duly elected and acting Treasurer of Homestead Funds, Inc. (the "Fund"), a Maryland corporation, does hereby certify that the Fund's financial information that is required to be filed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, which is contained under Items 72-74 of the Fund's semiannual report on Form N-SAR, as filed with the Securities and Exchange Commission on August 28, 2002, fairly presents, in all material respects, the financial conditions and results of operations of the Fund.

	Witness my hand this 28th day of August, 2002.



/s/Sheri Cooper
_______________________
Sheri Cooper
Treasurer